Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-160757 and No. 333-166425 and Form S-8 No. 333-156269 of Middlesex Water Company of our reports dated March 7, 2013 relating to the consolidated financial statements and the effectiveness of Middlesex Water Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ParenteBeard LLC

Reading, Pennsylvania
March 7, 2013